Exhibit 3.98
APPROVED
ARTICLES OF INCORPORATION
OF
NORMAL LIFE, INC.
     1. The corporation’s name shall be Normal Life, Inc.
     2. The corporation’s duration shall be perpetual.
     3. The corporation’s purposes shall be to engage in and transact any and all lawful business for which corporations may be incorporated under the Indiana Business Corporation Act.
     4. The corporation shall have authority to issue 1,000 shares of common stock without par value. The corporation shall not commence business until it has received at least $1,000.00 of paid-in capital for the issuance of shares.
     5. The address of the corporation’s initial registered office shall be:
Suite 0
1016 Weinbach Avenue
Evansville, Indiana 47714
     The name of the corporation’s initial registered agent at that address shall be William F. Beaven.
     6. The number of Directors constituting the corporation’s initial Board of Directors shall be four (4). The members of the initial Board of Directors and their residence addresses shall be:
William F. Beaven
P. 0. Box 95, Hwy. 359
Uniontown, Kentucky 42461
Michael W. Mefford
606 Powhaten
Madisonville, Kentucky 42431

J. Robert Shaver
9708 Timberbrook Drive
Louisville, Kentucky 40223
Donnie Lindsey
General Delivery
Beaver Dam, Kentucky 42320
     7. Any written consent by any shareholder with respect to any action to be taken by unanimous written consent rather than at a meeting of shareholders may be signed on behalf.: of that shareholder by the person or persons who would be entitled to vote that shareholder’s shares with respect to the action if the action were taken at a meeting of the shareholders.
     8. If any shareholder or shareholders shall enter into with any shareholder or shareholders or with the corporation any agreement imposing any restrictions upon the transfer of shares of common stock of the corporation and shall deliver a copy of the agreement to the Secretary to be kept on file at the corporation’s registered office, then the shares subject to such restrictions shall be transferable only in accordance with such agreement and may be transferred on the stock transfer books of the corporation only in accordance with such agreement.
     9. The name and address of the incorporator is William G. Craig, Jr., 100 St. Ann Building, Owensboro, Kentucky 42301.

/s/ William G. Craig, Jr.

William G. Craig, Jr.

DATE :

STATE OF KENTUCKY
COUNTY OF DAVIESS
     SUBSCRIBED, SWORN AND ACKNOWLEDGED before me by William G. Craig, Jr., incorporator for the above named proposed corporation, this August 1, 1983.

Notary Pubic Ky. State-at-Large
My commission expires:

STATE OF INDIANA
OFFICE OF THE SECRETARY OF STATE
CERTIFICATE OF AMENDMENT
OF
NORMAL LIFE, INC.
     I, EDWIN J. SIMCOX, Secretary of State of Indiana, hereby certify that Articles of Amendment for the above Corporation have been filed in the form prescribed by my office, prepared and signed in duplicate in accordance with Chapter Four of the Indiana General Corporation Act (IC 23-1-4). The name of the corporation is amended as follows:
NORMAL LIFE OF INDIANA, INC.
     NOW, THEREFORE, upon due examination, I find that the Articles of Amendment conform to law, and have endorsed my approval upon the duplicate copies of such Articles; that all fees have been paid as required by law; that one copy of such Articles has been filed in my office; and that the remaining copy of such Articles bearing the endorsement of my approval and filing has been returned by me to the Corporation.

In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis,

this	day of

May	1985

/s/ Edwin J. Simcox

EDWIN J. SIMCOX, Secretary of State

By

Deputy

NORMAL LIFE, INC.
     J. Robert Shaver, President and Michael W. Mefford, Secretary, of the above-named corporation, respectfully show that:
     1. Normal Life, Inc., was incorporated on August 4, 1983.
     2. At a duly called meeting of the Board of Directors of the above-named corporation held on April 29, 1985, with a quorum present, said Board of Directors by majority vote of the Directors present, duly adopted the following resolution, to-wit:
RESOLVED, that Article One (1) of the Articles of Incorporation of Normal Life, Inc., is hereby amended as follows:
Article 1. The name of this company shall be Normal Life, Inc., be and is hereby amended to read as follows:
Article 1. The name of this corporation shall be Normal Life of Indiana, Inc.
RESOLVED FURTHER, that a special meeting of the shareholders of this corporation entitled to vote in respect thereof is hereby called to be held May 10, 1985, at 10:00 a.m.
     3. That notice of the submission of said resolution of amendment to the shareholders at a duly called special meeting held on May 10, 1985, at 525 Sycamore Street, Evansville, Indiana, was given in accordance with the requirements of Section 8, paragraph (d) of the Indiana General Corporation Act, approved March 16, 1929.
     4. At said shareholders’ meeting the foregoing resolution of amendment was duly presented and adopted by the following vote and in the manner set forth in this certificate: No. of shares entitled to vote, 1,000. No. of shares voting in the affirmative, 1,000. No. of shares voting in the negative.
     5. The shares voting in respect of the foregoing resolution of amendment were in compliance with the provisions of Sections 24 and 25 of the Indiana General Corporation Act, approved March 16, 1929.
     WITNESS our hands and seals this 10th day of May, 1985.

NORMAL LIFE, INC., By:

By:	/s/ J. Robert Shaver

J. Robert Shaver, President

/s/ Michael W. Mefford

Michael W. Mefford, Secretary

STATE OF KENTUCKY	)
)
COUNTY OF DAVIESS	)
     Before me, a notary public, in and for said county and state, personally appeared J. Robert Shaver, President, and Michael W. Mefford, Secretary, and acknowledged the execution of the foregoing instrument.

Notary Public

My commission expires

STATE OF INDIANA
OFFICE OF THE SECRETARY OF STATE
ARTICLES OF AMENDMENT
To Whom These Presents Come, Greeting:
     WHEREAS, there has been presented to me at this office, Articles of Amendment for:
NORMAL LIFE OF INDIANA INC
and said Articles of Amendment have been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law, as amended.
The name of the corporation is amended as follows:
NORMAL LIVE OF SOUTHERN INDIANA, INC.
NOW, THEREFORE, I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that I have this day filed said articles in this office.
The effective date of these Articles of Amendment is December 17, 1996.

In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Seventeenth day of December , 1996.

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
NORMAL LIFE OF INDIANA, INC.
     The undersigned officer of Normal Life of Indiana, Inc. (hereinafter referred to as the “Corporation”), existing pursuant to the provisions of the Indiana Business Corporation Law as amended (hereinafter referred to as the “Act”), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certifies the following facts:
     FIRST: The date of incorporation of the Corporation is August 4, 1983.
     SECOND: The exact text of Article I of the Articles of Incorporation is hereby changed, and the name of the Corporation shall be as set forth below following this amendment to the Articles of incorporation:
     1. The corporation’s name shall be Normal Life of Southern Indiana, Inc.
     THIRD: The Sole Shareholder and the Board of Directors of the Corporation duly adopted a resolution approving the change of name and the amendment to Article I of the Articles of Incorporation as set forth above by written consent dated July 1, 1996.
     IN WITNESS WHEREOF, the undersigned, by and through its duly authorized officer, does make these Articles of Amendment, and such officer hereby affirms, under penalty of perjury that these Articles of Amendment are his act and deed and that the facts stated herein are true, this 16th day of December, 1996.

NORMAL LIFE OF SOUTHERN INDIANA, INC (f/k/a NORMAL LIFE OF INDIANA , INC.)

By:	/s/ John G. Hundley

John G. Hundley
Title:	Assistant Secretary